Exhibit 99.1

Waste Management Announces Rollout of Stormwater Public-Private Partnerships

U.S. municipalities will benefit from comprehensive stormwater management offerings

HOUSTON, June 6, 2012 /PRNewswire/ -- Waste Management, Inc. (WM) today announced a program to provide a total stormwater management offering to U.S. municipalities in the form of public-private strategic alliances. WM, in collaboration with AbTech Holdings, Inc. (ABHD), an environmental technologies and engineering firm specializing in addressing water contamination issues, will team up with municipalities to design, build, operate and service stormwater infrastructure.

One year after announcing its pilot stormwater solutions program with AbTech, WM is transitioning to commercialization with its stormwater solutions. Along with these solutions, the program has the potential to include finance alternatives for the municipal infrastructure as needed.

"Our approach is to team with municipalities and provide comprehensive, turnkey stormwater solutions working with AbTech Industries," said Paul Pistono, vice president of public sector solutions at Waste Management. "We determined during our stormwater offering pilot phase that the best way for the private sector to truly help municipalities meet their clean water needs was through this complete stormwater management approach."

"Innovative, cost-effective strategies for reducing stormwater runoff will help meet one of the most pressing needs for protecting waters across the Unites States," said EPA Administrator Lisa P. Jackson. "It presents the opportunity to create jobs while helping communities safeguard their rivers, lakes and reservoirs. These kinds of public-private partnerships are instrumental in protecting our health and our environment while growing our economy."

Under WM's stormwater program offering, AbTech Industries, Inc. will provide and deploy stormwater treatment technologies, deploying both their own technologies and other commercially available engineered systems, teaming with WM and municipalities. The program offering will also include stormwater needs assessments, design of stormwater control measures and ongoing servicing and maintenance of the stormwater infrastructure.

ABOUT WASTE MANAGEMENT

Waste Management, Inc., based in Houston, Texas, is the leading provider of comprehensive waste management services in North America. Through its subsidiaries, the company provides collection, transfer, recycling and resource recovery, and disposal services. It is one of the largest residential recyclers and also a leading developer, operator and owner of waste-to-energy and landfill gas-to-energy facilities in the United States. The company's customers include residential, commercial, industrial, and municipal customers throughout North America. To learn more information about Waste Management visit www.wm.com or www.thinkgreen.com.

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ABOUT ABTECH HOLDINGS, INC. (ABHD) AND ABTECH INDUSTRIES, INC.

AbTech Industries, Inc. (a subsidiary of AbTech Holdings Inc.) is a full-service environmental technologies and engineering firm dedicated to providing innovative solutions to communities, industry and governments addressing issues of water pollution and contamination. Its products are based on polymer technologies capable of removing hydrocarbons, sediment and other foreign elements in stormwater runoff (ponds, lakes and marinas), flowing water (curbside drains, pipe outflows, rivers and oceans), and industrial process and wastewater. AbTech's offerings include the ground-breaking new antimicrobial technology called Smart Sponge® Plus. This technology is effective in reducing coliform bacteria found in stormwater, industrial wastewater, and municipal wastewater. Smart Sponge® Plus is registered with the Environmental Protection Agency (Registration #86256-1). AbTech's teams of water treatment technology experts, civil and environmental engineers, and field operations specialists develop solutions to improve the quality of our limited water resources. AbTech's sister company, AEWS Engineering (a subsidiary of AbTech Holdings, Inc.), is an independent engineering civil and environmental engineering firm partnered with top research and engineering universities. By focusing on bringing new engineering and technology innovation to the water infrastructure sector, AEWS is positioned to be at the forefront of stormwater Best Management Practices development and to deliver the latest in design excellence to its customers. For more information please visit www.abtechindustries.com.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature or which relate to future events and are subject to risks and uncertainties. In many cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms and other comparable terminology. These statements are only predictions. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. The forward-looking statements made in this press release relate only to events as of the date of this release. We undertake no ongoing obligation to update these statements.

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